UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 27, 2011

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, the Boards of Directors of First Mid-Illinois Bancshares, Inc. (the “Company”) and First Mid-Illinois Bank & Trust, NA, a subsidiary of the Company (the “Bank”), appointed, as of May 9, 2011, Joseph R. Dively, age 51, the Senior Executive Vice President of the Company and the President of the Bank.  Also on April 27, 2011, the Boards of Directors of the Company and the Bank appointed John W. Hedges, as of the same date, Senior Executive Vice President of the Bank, where he will act as the Bank’s Senior Executive Vice President and Chief Credit Officer.  Mr. Hedges will remain Executive Vice President of the Company.  A copy of the press release announcing Mr. Dively and Mr. Hedge’s new officer positions at the Company and the Bank is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Dively has been a member of the Boards of Directors of the Company and the Bank since 2004.  Since 2009, he has also served as a member of the Boards of Directors of Mid-Illinois Data Services, Inc. and The Checkley Agency, Inc., which does business as First Mid Insurance Group, each of which are subsidiaries of the Company.  Prior to assuming his new officer positions with the Company and the Bank, Mr. Dively has served, since 2003, as the Senior Vice President of Consolidated Communications Holdings, Inc., a Mattoon, Illinois based telecommunications holding company.  In 2010, Consolidated Communications Holdings, Inc. and its affiliates provided paging, mobile, long distance/800 and private line services, voice mail, customer premise equipment services and repair services to the Company and its subsidiaries in the amount of $455,347.   Mr. Dively has worked for Consolidated Communications Holdings, Inc. and its affiliates since 1991.

On April 27, 2011, the Company and Mr. Dively entered into an Employment Agreement, effective May 9, 2011 and continuing until December 31, 2014, under which Mr. Dively agrees to serve as the President of the Bank and Senior Executive Vice President of the Company (the “Dively Agreement”).  Under the Dively Agreement, Mr. Dively will receive an annual base salary of $300,000 and will participate in the Company’s Incentive Compensation Plan, with potential annual cash incentive compensation of up to 50% of his annual base salary, Deferred Compensation Plan and 2007 Stock Incentive Plan.  The Dively Agreement also provides Mr. Dively with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality and non-competition and non-solicitation provisions.  The Dively Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Also on April 27, 2011, the Company and Mr. Hedges entered into an Employment agreement, effective April 27, 2011 and continuing until December 31, 2014, under which Mr. Hedges agrees to serve as Executive Vice President of the Company (the “Hedges Agreement”). Under the Hedges Agreement, Mr. Hedges will receive an annual base salary of $210,000 and will continue to participate in the Company’s Incentive Compensation Plan and the Deferred Compensation Plan. The Hedges Agreement also provides Mr. Hedges with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality and non-competition and non-solicitation provisions.  The Hedges Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement between First Mid-Illinois Bancshares, Inc. and Joseph R. Dively, effective May 9, 2011.

10.2	Employment Agreement between First Mid-Illinois Bancshares, Inc. and John W. Hedges, effective April 27, 2011.

99.1	Press Release, dated April 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated:  April 27, 2011                                                                          /s/ William S. Rowland

William S. Rowland
President and Chief Executive Officer